UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):     January 6, 2016

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address of principal executive offices) (zip code)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 6, 2016, Verso Maine Power Holdings LLC (“VMPH”) and Verso Androscoggin Power LLC (“VAP”), two indirect, wholly owned subsidiaries of Verso Corporation (“Verso”), entered into a purchase agreement with Eagle Creek Renewable Energy, LLC (“Eagle Creek”), pursuant to which VMPH agreed to sell all the outstanding limited liability company interests of VAP to Eagle Creek for a purchase price of approximately $62 million in cash. VAP owns four hydroelectric generation facilities associated with Verso’s Androscoggin pulp and paper mill located in Jay, Maine. The purchase agreement contains customary representations and warranties by, and customary covenants among, the parties. The parties contemporaneously entered into the purchase agreement and consummated the transaction. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the purchase agreement, which is included as Exhibit 2.1 to this report and is incorporated herein by reference.

On January 7, 2016, Verso issued a press release announcing the sale of VAP to Eagle Creek. The press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1

Purchase Agreement dated as of January 6, 2016, among Eagle Creek Renewable Energy, LLC, Verso Maine Power Holdings LLC, and Verso Androscoggin Power LLC. The exhibits (other than Exhibit A) and schedules to this document have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	Press release issued by Verso Corporation on January 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2016

VERSO CORPORATION

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1

Purchase Agreement dated as of January 6, 2016, among Eagle Creek Renewable Energy, LLC, Verso Maine Power Holdings LLC, and Verso Androscoggin Power LLC. The exhibits (other than Exhibit A) and schedules to this document have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	Press release issued by Verso Corporation on January 7, 2016.